EXHIBIT 10.1

Execution Version

G-III APPAREL GROUP, LTD.

512 7th Ave

New York, New York 10018

May 14, 2026

MJ Topco, LLC
c/o WHP Investments, LLC
530 Fifth Avenue, 12th Floor
New York, NY 10036

Via Email

Re: Back-to-Back Commitment Letter

Ladies and Gentlemen:

Reference is made to (a) that certain Unit Purchase Agreement, dated as of May 14, 2026 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and the Interim Investors’ Agreement (as defined below), the “Purchase Agreement”), by and among (i) LVMH MJ Holdings Inc., a Delaware corporation (“LVMH MJ Holdings”), (ii) MJH Employee Aggregator LLC, a Delaware limited liability company (“Aggregator”), (iii) Marc Jacobs, an individual (“Mr. Jacobs”), (iv) Robert Duffy, an individual (“Mr. Duffy” and together with LVMH MJ Holdings, Aggregator and Mr. Jacobs, each a “Seller” and collectively, “Sellers”), (v) LVMH MJ Holdings, in its capacity as a representative of Sellers (the “Sellers’ Representative”), (vi) Majestic AcqCo, LLC, a Delaware limited liability company (“Purchaser”), (vii) solely for the purposes of Section 11.11 of the Purchase Agreement, LVMH Moet Hennessy Louis Vuitton Inc., a Delaware corporation (“Seller Parent”) and (viii) solely for purposes of Section 11.10 of the Purchase Agreement, WH Borrower, LLC, a Delaware limited liability company (the “Parent Guarantor”), pursuant to which, among other things, the Parent Guarantor has guaranteed the payment obligations of Purchaser set forth therein pursuant to the Purchaser Parent Guaranty, (b) that certain 2026-2 Incremental Commitment Letter attached hereto as Exhibit A (the “Debt Commitment Letter”), dated as of the date hereof, by and among Morgan Stanley Senior Funding, Inc., the Additional Commitment Parties signatory thereto (together with Morgan Stanley Senior Funding, Inc., the “Debt Financing Sources”) and Parent Guarantor, as the borrower thereunder, (c) that certain Equity Commitment Letter, dated as of the date hereof, attached hereto as Exhibit B (the “WHP Equity Commitment Letter”), by and between Oaktree Special Situations Fund II AIF Holdings (Delaware), L.P. a Delaware limited partnership, Oaktree Huntington Investment Fund II AIF (Delaware), L.P., a Delaware limited partnership and Oaktree Star Investment Fund II AIF (Delaware), L.P., a Delaware limited partnership (collectively, the “Sponsor”) and Purchaser, pursuant to which the Sponsor is committing to contribute (indirectly) to Purchaser, on the Closing Date, an aggregate amount set forth therein (the “Sponsor Contribution Amount” and the commitment to fund the Sponsor Contribution Amount, the “WHP Equity Commitment”), and (d) that certain Interim Investors’ Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Interim Investors’ Agreement”), by and among MJ Topco, LLC, a Delaware limited liability company (“IPCo”), Purchaser, MJWHP Member, LLC, a Delaware limited liability company and Affiliate of IPCo (the “WHP Member”), Parent Guarantor and the Indirect Committing Party. Unless the context otherwise requires or as otherwise specified herein, capitalized terms used but not defined herein have the respective meanings ascribed to them in the Purchase Agreement.

This letter agreement sets forth certain commitments of the undersigned (the “Indirect Committing Party”) to IPCo.

1.            Funding Commitments.

(a)               Subject to the terms and conditions contained herein and in the Interim Investors’ Agreement, the Indirect Committing Party hereby commits to contribute, directly or indirectly, to IPCo up to an aggregate of $425,000,000 (such amount, the “Indirect Contribution Amount” and the commitment to fund the Indirect Contribution Amount, the “G-III Commitment”) in exchange for 50% of the outstanding Units of IPCo, consisting of not less than a number of Units of IPCo equal to the result of (x) the Indirect Contribution Amount, divided by (y) $1.00 per Unit, which Indirect Contribution Amount shall (i) directly or indirectly (including through an Affiliate thereof) be immediately contributed by IPCo to Majestic Parent, LLC, a Delaware limited liability company, to Purchaser in respect of the amounts payable by Purchaser at Closing pursuant to and in accordance with the Purchase Agreement, (ii) reduce the actual amount required to be contributed by the Debt Financing Sources under the Debt Commitment Letter, and (iii) in any event, equal (and not exceed) the amount paid by the WHP Member to IPCo at Closing (such that each of the Indirect Committing Party and the WHP Member’s respective total payment at Closing in respect of amounts paid to the Sellers shall not, in each case, exceed the amount of the Indirect Contribution Amount). Each of the G-III Commitment, the Debt Financing and the WHP Equity Commitment will be used at the Closing solely for the purpose of funding, and to the extent necessary to fund, all amounts payable by Purchaser at the Closing pursuant to and in accordance with the Purchase Agreement and for each of the Indirect Committing Party and the WHP Member or their respective Affiliates to pay (or cause to be paid) the Pro Rata Percentage fees and expenses of Purchaser (and IPCo, as applicable) contemplated thereby (as contemplated by the Interim Investors’ Agreement). The Units to be received by the Indirect Committing Party in accordance with clauses (x) and (y) above shall equal the number and class of Common Units received by the WHP Member and shall be issued at the same per-Unit price.

(b)               Subject to the terms and conditions contained herein and in the Interim Investors’ Agreement, as an alternative to (and not in addition to) funding all or any portion of the Indirect Contribution Amount, in the event that (i) the Purchase Agreement has been validly terminated, (ii) Parent Guarantor becomes obligated to pay any portion of the Guaranteed Obligations (as defined in the Purchase Agreement) in accordance with the terms and conditions of the Purchaser Parent Guaranty, and (iii) the WHP Member pays its Pro Rata Percentage (as defined in the Interim Investors’ Agreement) of the amount of the Guaranteed Obligations prior to or substantially concurrently with the payment of the Damages Contribution Amount by the Indirect Committing Party, then the Indirect Committing Party hereby commits to promptly pay its Pro Rata Percentage of (A) any Damages payable by Purchaser to Sellers pursuant to a final and non-appealable order or judgment by a court of competent jurisdiction finding the existence of a breach by Purchaser of any of its obligations under the Purchase Agreement and the award of

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money damages in connection therewith (a “Damages Judgment”) or (B) an amount in Damages, as agreed in writing between the Sellers’ Representative and Purchaser, to be paid by Purchaser in full and final settlement of any breach or alleged breach by Purchaser of any of its obligations under the Purchase Agreement (a “Damages Settlement”) (the amounts described in the foregoing clauses (A) and (B), the “Damages Contribution Amount” and the commitment to fund the Damages Contribution Amount, the “G-III Damages Commitment” and collectively with the G-III Commitment, the “Commitments”), solely for the purpose of allowing the WHP Member to fund (or cause Purchaser to fund) such Damages Judgment or Damages Settlement, and to cause such funds to be used only for such purpose, which amount shall reduce the actual amount required to be paid by the WHP Member thereunder, directly or indirectly, on a dollar-for-dollar basis, consistent with Section 4 hereof. In all cases, the Damages Contribution Amount shall equal the Damages paid by the WHP Member or the Parent Guarantor in respect of the Guaranteed Obligations; provided, that, in no event shall the Damages Contribution Amount exceed the Indirect Contribution Amount.

(c)               For the avoidance of doubt, and notwithstanding anything to the contrary herein or otherwise, in no event shall the Indirect Committing Party be required to make any payment under both clause (a) and clause (b) of this Section 1. In no event will the Indirect Committing Party be under any obligation under any circumstances to provide an aggregate amount of funds in excess of the amount of the Indirect Contribution Amount, including in respect of clauses (a) or (b) of this Section 1, as applicable.

(d)               The Indirect Committing Party and IPCo acknowledge and agree that upon the actual funding by the Indirect Committing Party of the Indirect Contribution Amount (or any portion thereof) pursuant to and in accordance with Section 1(a) of this letter agreement and the Interim Investors’ Agreement, the commitment of the Debt Financing Sources under the Debt Commitment Letter shall be automatically and permanently reduced on a dollar-for-dollar basis by the amount so funded.

2.            Conditions. The Indirect Committing Party’s obligations under this letter agreement to fund or cause the funding of its Commitment shall be subject to, (a) with respect to the Indirect Contribution Amount, (i) the satisfaction or waiver by Purchaser (to the extent permitted by the Interim Investors’ Agreement) of all conditions precedent to Purchaser’s obligations to consummate the Closing set forth in Article VIII of the Purchase Agreement (other than any conditions that, by their nature, are to be satisfied at the Closing, but subject to the substantially concurrent satisfaction of such conditions at the Closing) and (ii) the prior or concurrent funding of a portion of the Sponsor Contribution Amount, the Debt Financing or such other funding of WHP Member (it being understood and agreed the amounts funded hereby shall equal and not exceed the Indirect Contribution Amount) equal to the Indirect Contribution Amount in accordance with the Interim Investors’ Agreement and concurrent consummation of the Closing in accordance with the terms of the Purchase Agreement; and, (b) with respect to the G-III Damages Commitment, subject to (A) either (x) an award for damages having actually been awarded to Sellers pursuant to a Damages Judgment or (y) Purchaser and Sellers (or Sellers’ Representative on their behalf) having agreed in writing upon a Damages Settlement, and (B) the prior or concurrent funding by the WHP Member or Parent Guarantor of its applicable portion of the Guaranteed Obligations in accordance with the terms and conditions of the Purchaser Parent Guaranty.

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3.            Funding.

(a)               Subject to the terms and conditions set forth in this letter agreement and the Interim Investors’ Agreement, the Indirect Committing Party shall be obligated to fund the entire Indirect Contribution Amount on the Business Day immediately prior to the Closing Date, (the “Funding Date”); provided, that IPCo shall provide at least five (5) Business Days’ notice (email being sufficient) in advance of the anticipated Closing Date, into an account designated by IPCo to hold the funds of the Indirect Committing Party for the purpose set forth in Section 1(a) (the “Funding Account”).

(b)               In the event that the Closing is not consummated within ten (10) Business Days of the Funding Date, the Indirect Contribution Amount will be promptly returned to the Indirect Committing Party or its designee.

(c)               In addition to any obligations of IPCo, the Parent Guarantor or the WHP Member set forth in this letter agreement or the Interim Investors’ Agreement, IPCo will keep the Indirect Committing Party reasonably informed of the status of the funding contemplated hereunder, including the status of the Closing.

4.            Reduction of Indirect Contribution Amount. In accordance with this letter agreement and the Interim Investors’ Agreement, the WHP Member and the Indirect Committing Party may agree to reduce the Indirect Contribution Amount in accordance with the Interim Investors’ Agreement if the total proceeds required to consummate the Closing is reduced; provided, that any such reduction (i) will be made pro rata with the WHP Member in accordance with the Interim Investors’ Agreement (such that the Indirect Contribution Amount shall equal the amount funded by the WHP Member to IPCo at Closing) and (ii) shall automatically and permanently reduce the commitment of the Debt Financing Sources under the Debt Commitment Letter on a dollar-for-dollar basis by the Indirect Contribution Amount so reduced. If the Indirect Committing Party has previously funded the entire Indirect Contribution Amount into the Funding Account, IPCo shall cause the difference between the original Indirect Contribution Amount and the reduced Indirect Contribution Amount to be promptly (and in no event more than five (5) Business Days following the reduction of the total equity required to consummate the Closing) returned to the Indirect Committing Party together with any interest accrued thereon.

5.            Enforceability; Specific Performance. This letter agreement shall be binding on the Indirect Committing Party for the benefit of the WHP Member and IPCo and nothing set forth in this letter agreement shall (or shall be construed to) confer upon or give to any Person other than the WHP Member or IPCo any benefits, rights or remedies under or by reason of, or any rights to enforce, the obligations of the Indirect Committing Party hereunder or any provision of this letter agreement. The Indirect Committing Party hereby agrees that irreparable damage would occur in the event that any of the provisions of this letter agreement were not performed by it in accordance with the terms hereof or were otherwise breached and that the WHP Member shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions hereof and to seek specific performance of the terms hereof, including causing the Indirect Committing Party to make the payments described in Section 1. The Indirect Committing Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that an adequate remedy at law is available or that any award of specific performance is not an appropriate

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remedy for any reason at law or in equity, and the WHP Member and IPCo shall not be required to provide any bond or other security in connection with any such injunction.

6.            Representations and Warranties. Each of the Indirect Committing Party, the WHP Member and IPCo represents and warrants to the other parties that:

(a)               it has all power and authority to execute, deliver and perform this letter agreement;

(b)               the execution, delivery and performance of this letter agreement has been duly and validly authorized and approved by all necessary action, and no other proceedings or actions on the part of such party or its equity holders are necessary therefor;

(c)               this letter agreement has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar requirement of law now or hereafter in effect affecting creditors’ rights generally, or by principles governing the availability of equitable remedies;

(d)               the execution, delivery and performance by it pursuant to this letter agreement does not and will not (i) violate its organizational documents, (ii) violate any applicable Law binding on it or its assets, or (iii) result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, any contract or agreement to which it is a party;

(e)               solely in the case of the Indirect Committing Party, it has and will have on the date on which it will be obligated to fund the entire Indirect Contribution Amount the financial capacity to pay and perform its obligations under this letter agreement, including to fund the Indirect Contribution Amount or the Damages Contribution Amount, in each case, if, as, and when payable in accordance with the terms of this letter agreement and the Interim Investors’ Agreement;

(f)                solely in the case of the Indirect Committing Party, the Indirect Contribution Amount is less than the maximum amount that it is permitted to invest in any one portfolio investment pursuant to the terms of its organizational or governing documents or otherwise; and

(g)               solely in the case of the WHP Member, Exhibit C (Purchase Agreement) to this letter agreement contains a true, complete and correct copy of the duly executed and final Purchase Agreement, including any amendments thereto through the date hereof.

7.            Independent Investigation. The Indirect Committing Party represents, warrants, acknowledges and agrees that it is an informed and sophisticated participant in the transactions contemplated hereby and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as it has deemed necessary in connection with the execution, delivery and performance of this letter agreement. The Indirect Committing Party acknowledges that the Indirect Committing Party is relying on its own investigation and analysis

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in entering into this letter agreement and the transactions contemplated hereby, including payment of the Indirect Contribution Amount, and has consulted its own legal, tax, financial and accounting advisors to determine the merits and risks thereof. The Indirect Committing Party acknowledges that none of the Purchaser, IPCo or the WHP Member, nor any of their respective officers, directors, employees, Affiliates or advisors makes any representation or warranty (except for any such representations or warranties made by such party in this letter agreement, the Interim Investors’ Agreement or that certain Equity Purchase and Distribution Agreement, dated as of the date hereof, by and among G-III Buyer (as defined therein), IPCo, MJ Buyer Parent (as defined therein), and, for limited purposes, G-III Buyer Parent (as defined therein) and WHP Parent (as defined therein) (the “Back-to-Back Agreement”)) as to any oral or written materials prepared or presented by the WHP Member, its Affiliates or any of their advisors in connection with the transactions contemplated by the Purchase Agreement, including any projections, forecasts or return on investment illustrations prepared by the WHP Member, its Affiliates or any of its advisors (including to it being all-inclusive or to contain all information that may be desirable or required in order to properly evaluate (i) the obligations with respect to the Indirect Contribution Amount or (ii) the transactions contemplated hereby).

8.            Amendment and Waiver; Entire Agreement. This letter agreement may not be amended, and no provision hereof waived or modified, except by an instrument signed by each of the parties hereto; provided, further, that any amendment or waiver of any provision of this letter agreement that would (i) reduce (or would reasonably be expected to have the effect of reducing) the aggregate amount of the Indirect Contribution Amount (other than as expressly permitted herein and in accordance with the Interim Investors’ Agreement); (ii) adversely impair the funding of the Indirect Contribution Amount to IPCo; or (iii) adversely affect the rights of the Debt Financing Sources as third-party beneficiaries as granted pursuant to Section 15; shall require the prior written consent of the affected Debt Financing Source. This letter agreement and the other documents referenced herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof and thereof.

9.            Assignment. Subject to the Interim Investors’ Agreement, the Indirect Committing Party shall be entitled to assign all or a portion of its obligations hereunder to one or more Affiliates that agree to assume the Indirect Committing Party’s obligations hereunder; provided, that the Indirect Committing Party shall remain obligated to perform its obligations hereunder to the extent not performed by such Person(s). Except as provided above, this letter agreement shall not be assignable without the prior written consent of each other party hereto, and any attempted assignment without such consent shall be null and void and of no force and effect.

10.         Governing Law and Jurisdiction.

(a)               This letter agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this letter agreement or the negotiation, execution or performance of this letter agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this letter agreement) will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements executed and performed entirely within such state, without giving effect to any choice or conflict of law provision or rule (whether of the State of

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Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)               THE PARTIES TO THIS LETTER AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN DELAWARE OR THE COURTS OF THE UNITED STATES LOCATED IN DELAWARE IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS LETTER AGREEMENT AND BY THIS LETTER AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS LETTER AGREEMENT THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS LETTER AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER.

11.         Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

12.         Termination. This letter agreement, including the obligations of the Indirect Committing Party hereunder, will terminate automatically and immediately upon the earliest to occur of (a) the Parent Guarantor, WHP Member and/or any of their respective Affiliates (including IPCo, Majestic Parent, LLC or Purchaser) commencing any litigation, lawsuit or proceeding at law or equity against (i) the Indirect Committing Party or its Affiliates in connection with the Purchase Agreement or any of the transactions contemplated thereby (except for those arising out of (and permitted by) this letter agreement, the Interim Investors’ Agreement, the Back-to-Back Agreement and any confidentiality agreement or exclusivity agreement entered into by the WHP Member, or its Affiliates, on the one hand, and the Indirect Committing Party, and its Affiliates, on the other hand, in connection with the transactions contemplated by the Purchase Agreement; in each case, a “Permitted Claim”), or (ii) any Non-Recourse Party (as defined below) based on or in respect of this letter agreement, the Back-to-Back Agreement or the Interim Investors’ Agreement (except for Permitted Claims), (b) the Parent Guarantor, WHP Member and/or any of their respective Affiliates (including IPCo, Buyer Parent or Purchaser) or any other

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Person on its or their behalf, directly or indirectly, bringing any claim, in any litigation or other proceeding (including for equitable relief), against the Indirect Committing Party or any Non-Recourse Party that (i) the Indirect Committing Party’s liability under or in respect of this letter agreement is not limited to the amount of the Indirect Contribution Amount, or that the Damages Contribution Amount is not limited to fifty percent (50%) of any Damages Judgment or Damages Settlement, or that the limitation of any such liability is illegal, invalid or unenforceable in whole or in part, or (ii) asserts any theory of liability against the Indirect Committing Party or any Non-Recourse Party with respect to the Purchase Agreement, this letter agreement, the Interim Investors’ Agreement, the Back-to-Back Agreement, any agreement or instrument executed in connection herewith or therewith or any of the transactions contemplated hereby or thereby, except in the case of Permitted Claims and claims against the Indirect Committing Party by the WHP Member in accordance with the terms and conditions of this letter agreement and the Interim Investors’ Agreement, or (c) termination of the WHP Equity Commitment Letter in accordance with its terms. For the avoidance of doubt, IPCo’s obligations to return funds to the Indirect Committing Party pursuant to Section 3 and Section 4 hereof shall survive any such termination until performed in full.

13.         Severability. Any term or provision of this letter agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

14.         No Recourse. Notwithstanding anything that may be expressed or implied in this letter agreement, each party hereto, by its acceptance of the benefits of this letter agreement, covenants, agrees and acknowledges that no Person other than the Indirect Committing Party shall have any obligation hereunder and that no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, representative, general or limited partner, manager, member, stockholder, Affiliate or assignee of the Indirect Committing Party (except the Indirect Committing Party) or any former, current or future director, officer, employee, agent, representative, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing (collectively, but excluding the Indirect Committing Party, the “Non-Recourse Parties”), whether by the enforcement of any assessment or by any suit, claim, action or proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligations of the Indirect Committing Party under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligation or their creation, other than the Permitted Claims and any other action to enforce or claim permitted under any of this letter agreement, the Purchase Agreement, the WHP Equity Commitment Letter, the Interim Investors’ Agreement or the transactions contemplated hereby or thereby, against the Indirect Committing Party or any Non-Recourse Party. Notwithstanding the foregoing, except in respect of Permitted Claims, the WHP Member hereby covenants and agrees that it shall not directly or indirectly institute, and shall cause its Affiliates not to institute, any proceeding or bring any other claim solely against the Indirect Committing Party under this letter agreement or the Interim Investors’ Agreement. The provisions of this Section are intended to be for the benefit of, and enforceable by, the Non-Recourse Parties and each such Person shall be a third-party beneficiary of this Section.

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15.         No Third Party Beneficiaries. Except as set forth in Section 5 and Section 14, (i) the parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto and its successors and permitted assigns, in accordance with and subject to the terms of this letter agreement, and (ii) nothing in this letter agreement, express or implied, is intended to, and does not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder or any rights under this letter agreement. Notwithstanding anything else contained herein, the Debt Financing Sources shall have rights as a third party beneficiary with respect to Sections 1(d), 8, 10, 11, 12, 14 and 15 of this letter agreement.

16.         Acknowledgement. Each party hereto acknowledges and agrees that nothing in this letter agreement shall create a fiduciary duty of any party hereto or any of their respective Affiliates to any other party hereto or any of their respective equity holders or Affiliates.

17.         Interpretation. The following provisions shall be applied wherever appropriate herein: (a) “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this letter agreement as an entirety and not solely to the particular portion of this letter agreement in which any such word is used; (b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; (c) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; and (d) the word “including” or any variation thereof shall mean including, without limitation.

18.         Miscellaneous. This letter agreement may be executed in multiple counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf)), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

[Signature page follows]

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Please do not hesitate to contact me if you would like to discuss our commitment to this transaction.

Sincerely,

G-III APPAREL GROUP, LTD.

By:	/s/ Jeffrey Goldfarb
	Name:	Jeffrey Goldfarb
	Title:	Executive Vice President

[Signature Page to Back-to-Back Commitment Letter]

Agreed to and accepted:

MJ Topco, LLC

By:	/s/ Yehuda Shmidman
	Name:	Yehuda Shmidman
	Title:	Chief Executive Officer

[Signature Page to Back-to-Back Commitment Letter]

Exhibit A – Debt Commitment Letter

See attached.

Exhibit B – WHP Equity Commitment Letter

See attached.

Exhibit C – Purchase Agreement

See attached.